Exhibit 32

      Certifications of Chief Executive Officer and Chief Financial Officer

     I, Joseph L. von Rosenberg III, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.


                               By:      /s/    Joseph L. von Rosenberg III
                               Name:  Joseph L. von Rosenberg III
                               Title: President and Chief Executive Officer



     I, Robert W. Stockton, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities
Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.


                               By:      /s/    Robert W. Stockton
                               Name:  Robert W. Stockton
                               Title: Executive Vice President and
                                      Chief Financial Officer